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                          SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.  20549

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                                       FORM 8-K

                  CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                           SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported)    January 15, 1998
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                               TOUCH TONE AMERICA, INC.
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                (Exact name of registrant as specified in its charter)




          California                 0-240058               33---0424087
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     (State or other jurisdiction  (Commission            (IRS Employer
      of Incorporation)             File Number)           Identification No.)



          1771 E. Flamingo Road, Building B, Suite 200, Las Vegas, NV 89119
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                       (Address of principal executive offices)


         Registrant's telephone number, including area code:  (702) 792-2500


              3300 N. Central Avenue, Suite 1155, Phoenix, Arizona 85012
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            (Former name or former address, if changed since last report)


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ITEM 1 AND 2.  CHANGE OF CONTROL OF REGISTRANT AND ACQUISITION OR DISPOSITION OF
ASSETS

On December 31, 1997, Touch Tone America, Inc. (the "Registrant") acquired all the issued and outstanding shares of Orix Global Communications, Inc., a Nevada corporation ("Orix") in accordance with the terms of an Agreement and Plan of Reorganization among the Registrant, Orix and the stockholders of Orix (the "Acquisition"). The acquisition was consummated by the issuance of 33,732,980 shares of the Registrant's Common Stock to the stockholders of Orix. Immediately after the acquisition there were approximately 42,166,225 shares of the Registrant's Common Stock issued and outstanding.

Orix operates as a reseller of communication network equipment and circuits, and provides voice, data, video and wireless services in the U.S. and international markets.

All of Orix's outstanding common stock had been held of record and beneficially by seven shareholders. The Registrant has been advised that none of the former Orix stockholders is acting as a group with respect to the Orix common stock, nor do any of the former Orix stockholders share any dispositive or voting powers with respect to their shares of Orix.

In connection with the transaction, Messrs. Kerry L. Rogers, Robert A. Michel,
W. Bruce Voss, and Eckley .M. Keach were nominated to the Registrant's Board of Directors. They join Messrs. Larry Cornwell, Bruce Walko, and Dr. Edward D. Wirth. The new Board of Directors has elected the following officers: President and Chief Executive Officer - Kerry L. Rogers, Executive Vice-President, Secretary and Chief Financial Officer -Robert A. Michel, and Vice-President -W. Bruce Voss. Bruce Walko, and Dr. Edward D. Wirth agreed to resign as Directors of the Registrant following stockholder ratification of the Acquisition.

The Acquisition remains subject to the ratification by a majority of the shareholders of the Registrant, excluding the former stockholders of Orix. Should the stockholders of the Registrant not ratify the Acquisition, the Orix stockholders have the right under the Agreement and Plan of Reorganization to cause the Registrant to undo the Acquisition and to make the parties whole and in the same position they were in prior to the closing of the Acquisition.

The following table sets forth certain information as of December 31, 1997 with respect to the shares of the Registrant's Common Stock owned by (i) each director and officer of the Registrant and (ii) each person known by the Registrant to own beneficially more than 5% of the Registrant's Common Stock ( the only class of stock outstanding ):

   Name of               Number of Shares         Percent
Beneficial Owner         Beneficially Owned      of Class
-------------------    ----------------------   ----------
Kerry L. Rogers (1)         18,272,031            43.3%
John Higgins                 8,573,799            20.3%
Robert A. Michel (2)         2,811,082            6.67%

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Eckley .M. Keach (3)         1,405,541            3.34%
W. Bruce Voss (4)            1,405,541            3.34%

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(1)  Kerry L. Rogers is President, Chief Executive Officer and Director of the
     Registrant

(2) Robert A. Michel is Executive Vice-President, Secretary, Chief Financial Officer and Director of the Registrant

(3)  Eckley .M. Keach is a Director of the Registrant

(4)  W. Bruce Voss is Vice-President and Director of the Registrant

Kerry L. Rogers and John Higgins, the two principal shareholders of the Registrant, agreed to not sell, transfer or dispose of any of their shares prior to January 1, 1998, unless such disposition occurs as a selling shareholder pursuant to an underwritten offering of at least $2,500,000 gross proceeds by the Registrant of its Common Stock.

The basis upon which shares of Orix's Common Stock were exchanged for the shares of Common Stock of the Registrant was established through arm's length negotiations between the Registrant and Orix. There was no relationship between Orix or its stockholders, on the one hand, and the Registrant, on the other hand, prior to entering into the Acquisition Agreement, except for the consulting agreement entered into in August 1997 with Kerry Rogers, the President of Orix, to serve as a consultant to the Board of Directors of the Registrant on a month to month basis until shareholder approval of the Acquisition.

The Registrant has begun to relocate its principal executive offices to Orix's corporate office at 1771 E. Flamingo Road, Building B, Suite 200, Las Vegas, NV. The Registrant's phone is 702.792.2500.


ITEM 5.   OTHER EVENTS

     (I) On December 16, 1997, the Registrant announced that the NASDAQ notified the Registrant that as a result of its failure to satisfy the listing requirements for continued listing on the NASDAQ Small/Cap Market the Registrant's Common Stock was delisted. This determination was made by the Listing Qualification Panel following a verbal hearing before the Panel on December 4, 1997 in connection with the Registrant's request for the continued inclusion on the Nasdaq Small\Cap Market notwithstanding its failure to meet the total assets and capital surplus requirements that are set forth in the NASD Marketplace Rules. Based on the contemplated acquisition of Orix and an envisaged private placement, the Panel was of the opinion that the proposed transactions would result in a change of control, financial structure and business, and that the NASD Marketplace Rules for initial inclusion requirements are applicable.

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     (ii)      On December 18, 1997, GetNet International, Inc., the
               Registrant's wholly owned subsidiary, filed a Voluntary Petition for Chapter 11 Reorganization with the United States Bankruptcy Court, District of Arizona - Phoenix Division. Management of GetNet International, Inc., believes that the reorganization will give it the ability to refashion its relationship with its primary carrier, protect its customers and execute its business plan.

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ITEM 7.   FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS

     (a) and (b)    The required financial statements and proforma financial
                    information is unavailable as of the date hereof and will be filed by the Registrant pursuant to the requirements of the Securities Exchange Act under the rules and regulations promulgated thereunder within 60 days after the date on which this report must be filed.

     (c)  Exhibits

          2.1 Agreement and Plan of Reorganization dated November 7, 1997 among the Registrant, Orix and the stockholders of Orix.

          2.2 Amendment to the Agreement and Plan of Reorganization dated December 18, 1997 among the Registrant, Orix and the stockholders of Orix.

          2.3 Amendment to the Agreement and Plan of Reorganization dated December 31, 1997 among the Registrant, Orix and the stockholders of Orix.

          3.1 Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock

          3.2 Certificate of Designation, Preferences and Rights of Series C Convertible Preferred Stock

          4.1 8% Convertible Debenture dated December 31, 1997 in the amount of $2,500,000 issued in the name of Infinity Investors Limited

          4.2 8% Convertible Debenture dated December 31, 1997 in the amount of $11,000,000 issued in the name of Infinity Investors Limited

          10.1 Securities Purchase Agreement dated December 31, 1997 among the Registrant and Infinity Investors limited

          10.2 Common Stock Purchase Warrant for the purchase of 400,000 shares of the Common Stock of the Registrant

          10.3 Registration Rights Agreement dated December 31, 1997 among the Registrant and Infinity Investors Limited

          10.4 Put and Call Agreement dated December 31, 1997 among the Registrant and Infinity Investors Limited

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          10.5 Option Agreement dated December 31, 1997 among the Registrant and
               Infinity Investors Limited


          10.6 Security Agreement dated December 31, 1997 among the Registrant and Infinity Investors Limited

          10.7 Stock Pledge Agreement dated December 31, 1997 among the Registrant, Infinity Investors Limited and the Orix shareholders

          10.8 Lock Up Letter dated December 31, 1997 executed by Kerry L. Rogers and John Higgins

          10.9 Escrow Agreement among the Registrant, Orix Global
               Communications, Inc., Infinity Investors Limited and Arter & Hadden, LLP, as escrow agent

          99.1 Press Release dated December 16, 1997.


ITEM 9.   SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

On December 31, 1997, the Registrant entered into a Securities Purchase Agreement with Infinity Investors Limited, a Nevis West Indies corporation ("Infinity"), pursuant to which the Registrant agreed to issue and sell to Infinity $2,500,000 principal amount of 8% Convertible Exchangeable Debentures due December 31, 1999.(the "Debentures").

Effective on the first business day following the ratification by a majority of the Registrant's shareholders of the acquisition of all the issued and outstanding shares of Orix ("Shareholder Ratification"), the outstanding principal balance (together with accrued and unpaid interest ) of the Debentures shall be automatically exchanged for an equal stated amount of the Registrant's Series B Preferred Shares. The Registrant agreed to use its best lawful efforts to obtain such shareholder ratification as soon as practicable following the closing and in all events by June 30, 1998. In the event Shareholder Ratification is not obtained by then, Infinity may require the Registrant and Orix, jointly and severally, to repay the Debentures. This obligation is secured by a pledge to Infinity (x) by the Registrant and each Orix shareholder of all outstanding capital stock of Orix pursuant to a certain Stock Pledge Agreement, and (y) by Orix of all of its assets pursuant to a certain Asset Pledge Agreement (collectively the "Pledge Agreements"). Infinity agreed to refrain from exercising these remedies for a period of thirty (30) days following such event during which period Orix shall in good faith seek to repay the Debenture. Moreover, the Registrant further agreed to submit to the Registrant's shareholders the reincorporation of the Registrant from the State of California to the State of Delaware

The proceeds of the private placement, after satisfaction of the settlement agreement with AT&T in the amount of $150,000 and payment of the expenses of the transaction, were advanced by the

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Registrant to Orix (the "Orix Advance").  The funds will be used to expand the Mexican network and the LatinGate, and for general working and growth capital requirements. An amount of $420,000 was retained by the escrow agent until consummation of the acquisition of all the issued and outstanding shares of UCI Teleport, Inc., a Florida corporation which holds the rights to acquire an earth satellite station in Florida. Orix agreed to reimburse the Orix Advance to Registrant no later than December 31, 1999, except in the event Shareholder Ratification is not obtained and Infinity exercises its remedies under the Pledge Agreements.

The Series B Preferred Shares consists of 10,000 shares of Preferred Stock and the stated value shall be $1,000 per share. The Series B Preferred Stock shall rank prior to the Registrant's common stock, and to any class or series of capital stock of the Registrant. The Series B Preferred Shares shall pay a cumulative dividend of 8% per year. The holders of Series B Preferred Shares are entitled to liquidation preference upon liquidation, dissolution or winding up of the Registrant in an amount equal to $1,000) per share plus all accrued and unpaid dividends. In certain events, including the change of control of the Registrant, the Registrant may be required to redeem the Series B Preferred Stock. The Registrant agreed to file with the Secretary of State of California the Series B Preferred Shares Certificate of Designation as soon as practicable after the Closing.

The Series B Preferred Stock may be concerted into shares of the Registrant's common stock. The "Conversion Price" shall be $1.46. During each of the calendar months of March through July, 1998 the Conversion Price shall be reset at the lower of $1.46. and the then applicable Reset Price. The Reset Price shall be the daily-weighted average sales price on the principal securities exchange for the immediately preceding calendar month. In no event shall a holder of the Convertible Debenture be entitled to convert any portion of the Debenture and the Option Debentures in excess of that number of shares upon conversion of which the sum of the number of shares of Common Stock beneficially owned would result in beneficial ownership by a holder of more than 4.9% of the outstanding shares of Common Stock.

On December 31, 1997, the Registrant entered into an Option Agreement with Infinity pursuant to which the Registrant agreed to grant to Infinity an option to assign and convey to the Registrant debentures, preferred shares and\or commons shares of United Petroleum Corporation, a Delaware corporation (the "UPC Securities") with an Exchange Amount not to exceed in the aggregate for all such assignments $11,000,000 (the "Maximum Exchange Amount"). The Option may be exercised at any time prior to the second anniversary date of the Option Agreement. Upon exercise of the Option, the escrow agent will issue to Infinity either 8% convertible exchangeable debentures due December 31, 1999 (if the Shareholder Ratification has not occurred) (the "Option Debentures") or Series C Preferred Shares (if the Shareholder Ratification has occurred).

The Registrant agreed to file with the Secretary of State of California the Series C Preferred Shares Certificate of Designation and deposited in escrow pursuant to the terms of the Escrow Agreement the Option Debenture in the aggregate principal balance of the Maximum Exchange Amount.

Effective on the first business day following the ratification by a majority of the Registrant's shareholders of the Acquisition of all the issued and outstanding shares of Orix, the outstanding

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principal balance ( together with accrued and unpaid interest ) of the Option
Debentures shall be automatically exchanged for an equal stated amount of the Registrant's Series C Preferred Shares.

The Series C Preferred Shares consists of 10,000 shares of Preferred Stock and the stated value shall be $1,000 per share. The Series C Preferred Stock shall rank prior to the Registrant's common stock, and to any class or series of capital stock of the Registrant except the Series B Preferred Stock. The Series C Preferred Shares shall pay a cumulative dividend of 8% per year. The holders of Series C Preferred Shares are entitled to liquidation preference upon liquidation, dissolution or winding up of the Registrant in an amount equal to $1,000 per share plus all accrued and unpaid dividends.

In certain events, including the change of control of the Registrant, the Registrant may be required to redeem the Series C Preferred Stock

The Series C Preferred Stock may be converted into shares of the Registrant's common stock. The "Conversion Price" shall be $2.92. On the first day of each of the calendar months of March through July, 1998 (each such date being a "Reset Date") the Conversion Price shall be reset at the lower of $2.92 and two (2) times the then applicable Reset Price. The Reset Price shall be the daily-weighted average sales price on the principal securities exchange for the immediately preceding calendar month.

The Debenture, the Option Debentures, and the Warrant have been, and the Series B and C Preferred Shares issued in exchange therefor shall be, issued by the Registrant in a private placement pursuant to Regulation S promulgated under the Securities Act of 1933, as amended ("Regulation S"). The Registrant relied on a number of facts and representations made by Infinity in the Securities Purchase Agreement and the Option Agreement to make the exemption available. The private placement constitutes an offshore transaction, and did not involve any directed selling efforts in the U.S. as such terms are defined under Regulation S.

The Registrant entered into a Registration Rights Agreement dated as of December 31, 1997 affording Infinity the right to cause the Registrant to prepare and file a registration statement to effect the registration under the Securities Act of all, but not less than all, of the number of shares of Common Stock issued upon conversion of the Debentures, the Series B or C Preferred Shares, and the Common Shares issued upon exercise of the Warrants, in the event Regulation S is amended or modified either (x) to increase to more than 40 the number of days contained in the Restricted Period or (y) so that the Conversion Shares or Warrant Shares would be deemed "restricted securities" pursuant to the Securities Act.

As long as Infinity owns, in the aggregate, not less than 25% of the Debenture (or an equivalent amount of Common Stock issued upon conversion of the Debentures or the Option Debentures), a representative of Infinity will have all the rights of a director (exclusive of payment of director fees) but will not attend meetings of the Board of Directors and will not be entitled to vote on matters submitted for the Board's approval.

The Registrant agreed to take all actions necessary such that the Registrant's Common Stock will

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be eligible for quotation on the OTC Market unless it becomes listed on a national exchange, and that at least ten members of the NASD continue to be registered as market makers with respect to the Registrant's shares of Common Stock

On December 31, 1997, a Put and Call Agreement was executed among the Registrant and Infinity pursuant to which the Registrant has the right to require that Infinity repurchase on December 31, 1999 all (but not less than all) of the UPC Securities then owned by the Registrant at a purchase price equal to the product of thirty percent (30%) multiplied by the aggregate Exchange Amount of all UPC Securities being repurchased on the Put date. Under the Put and Call Agreement Infinity shall have the right, but not the obligation, for a period of thirty
(30) days from December 31, 1999, to purchase from the Registrant any or all of the UPC Securities then owned by the Registrant at a call price of one hundred and ten percent (110%) of the aggregate Exchange Amount of the UPC Securities then owned by the Registrant. Such "Exchange Amount" means (i) with respect to debentures, the outstanding principal balance thereof, together with accrued and unpaid interest, (ii) with respect to preferred shares, the aggregate stated value thereof, together with accrued and unpaid dividends, and (iii) with respect to common shares, such amount will be determined on the basis of the average closing bid price.

Commencing July 1, 1998 and continuing through December 1, 1998, the Registrant may request that Infinity provide either (x) a structured equity funding line with a maximum commitment of $2,500,000 (the "Equity Line") or
(y) a commitment to acquire an additional $2,500,000 stated value of Registrant's Series B Shares containing terms (including the conversion price) identical to those provided in the Securities Purchase Agreement and in the Series B Certificate of Designation (the "Additional Series B Share Acquisition"). The terms of Equity Line provides that the Registrant will issue Common Stock at a purchase price equal to 85% of the then applicable market price of the Common Stock.

Infinity was granted a warrant to purchase 400,000 shares of Common Stock in the event the Registrant fails to notify Infinity by July 31, 1998 that it desires Infinity to provide either the Equity Line or Additional Series B Share Acquisition. The purchase price per share of Common Stock issuable upon exercise of the warrant shall be $1.46. During each of the calendar months of March through July, 1998 the warrant purchase price shall be reset at the lower of $1.46 and the then applicable Reset Price. The Reset Price shall be the daily-weighted average sales price on the principal securities exchange for the immediately preceding calendar month.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: January __, 1998                      TOUCH TONE AMERICA, INC.

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                                   By: /s/ Kerry Rogers
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                                      Kerry Rogers
                                      President and Chief Executive Officer


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